UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026 (June 12, 2026)

RBB BANCORP
(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 Wilshire Blvd., 12th floor, Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, No Par Value	RBB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Common Stock Repurchase Plan Authorization

The Board of Directors of RBB Bancorp (the “Company”) has authorized the repurchase of up to 1 million shares of the Company’s outstanding common stock through June 30, 2028 (the “Repurchase Plan”). The Repurchase Plan represents a dollar amount of approximately $25 million, based on the Company’s current stock price, and represents approximately 6% of the Company’s current outstanding shares. The Repurchase Plan permits shares to be purchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rules 10b5-1 and 10b-18 of the Securities and Exchange Commission. The authorized Repurchase Plan may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The Repurchase Plan does not obligate the Company to purchase any particular number of shares.

Partial Redemption of 4.00% Fixed-to-Floating Rate Subordinated Notes due 2031

On June 12, 2026, the Company notified Wilmington Trust, National Association, as paying agent (the “Paying Agent”), of the Company’s intention to redeem (the “Redemption”), on July 1, 2026 (the “Redemption Date”), $40.0 million aggregate principal amount of its outstanding 4.00% Fixed-to-Floating Rate Subordinated Notes due 2031, originally issued on March 26, 2021 (the “Notes”).  On April 1, 2026, the 4.00% fixed interest rate reset to a floating rate equal to three-month term SOFR plus a spread of 329 basis points, which equaled 6.98% on that date. The Notes will be redeemed at a cash redemption price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon, but excluding the Redemption Date (the “Redemption Price”), or approximately $40.7 million in aggregate. Upon completion of the Redemption, $80.0 million aggregate principal amount of the Notes will remain outstanding and the interest rate will reset on July 1, 2026 to the then three-month term SOFR plus a spread of 329 basis points.

Payment of the Redemption Price will be made on the Redemption Date only upon presentation and surrender of the Notes to the Paying Agent. Interest on the Notes called for redemption will cease to accrue on and after the Redemption Date. Notice of redemption will be delivered to the registered holders of the Notes in accordance with the terms governing the Notes.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated June 15, 2026, announcing the authorization of a common stock repurchase plan and partial redemption of subordinated debt

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RBB BANCORP (Registrant)

Date: June 15, 2026	By:	/s/ Lynn Hopkins
Lynn Hopkins
Chief Financial Officer